UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2021 (the “Execution Date”), Agrify Corporation (“AGFY”) entered into a Plan of Merger and Equity Purchase Agreement, as amended by an amendment (the “Purchase Agreement Amendment”) dated as of October 1, 2021 (as amended, the “Purchase Agreement”), with Sinclair Scientific, LLC, a Delaware limited liability company (“Sinclair”); Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions, a Michigan limited liability company (“Precision”); and each of the equity holders of Sinclair named therein (collectively, the “Members”). On October 1, 2021 (the “Closing Date”), AGFY consummated the transactions contemplated by the Purchase Agreement. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Acquisition of Cascade and Precision; Purchase Consideration

Subject to the terms and conditions set forth in the Purchase Agreement, (1) Sinclair sold, transferred, conveyed, assigned and delivered to AGFY, and AGFY purchased (the “Interest Purchase”) from Sinclair, 100% of the equity interests (the “Purchased Interests”) of Cascade Sciences, LLC, a Delaware limited liability company (“Cascade”), such that immediately after the consummation of such Interest Purchase, Cascade became a wholly-owned subsidiary of AGFY, and (2) in accordance with the Michigan Limited Liability Company Act, as amended, (i) Precision merged (the “Merger”) with and into a newly-formed wholly-owned subsidiary of AGFY organized as a Michigan limited liability company (“Merger Sub”), and (ii) the separate limited liability company existence of Precision ceased, and Merger Sub continued its limited liability company existence under the Michigan LLC Act as the surviving limited liability company in the Merger.

The aggregate consideration for the Interest Purchase and the Merger consisted of: (a) the sum of Thirty Million Dollars ($30,000,000), plus consideration payable to holders of outstanding Sinclair equity awards, subject to certain adjustments for working capital, cash and indebtedness (the “Closing Cash Amount”), payable in connection with the Interest Purchase; (b) the number of shares of AGFY common stock, subject to adjustment (the “Closing Buyer Shares”), equal to the quotient of (i) Twenty Million Dollars ($20,000,000) divided by (ii) the volume-weighted average price per share of AGFY common stock on The Nasdaq Capital Market for the thirty (30) consecutive trading days ending on the Execution Date (the “VWAP Price”), issuable in connection with the Merger; and (c) the True-Up Buyer Shares, if any (as defined below), issuable in connection with the Merger.

AGFY withheld 15% of the Closing Buyer Shares (the “Holdback Buyer Shares”) for the purpose of securing any post-closing adjustment owed to AGFY and any claim for indemnification or payment of damages to which AGFY may be entitled under the Purchase Agreement. The Holdback Buyer Shares shall be released following the eighteen (18) month anniversary of the Closing Date in accordance with and subject to the conditions of the Purchase Agreement.

Pursuant to the Purchase Agreement Amendment, to the extent that AGFY completes an offering of equity securities with aggregate gross proceeds of greater than $10,000,000 on or prior to October 15, 2021 (a “Qualified Offering”) and with a price per share of common stock that is less than the VWAP Price (such lower price, the “Offering Price”), then: (i) the number of Closing Buyer Shares shall be increased to the number of Closing Buyer Shares that would have resulted had the VWAP Price been equal to the Offering Price at Closing, of which (A) AGFY shall issue 85% of such additional Closing Buyer Shares to the Members within ten (10) business days following completion of such Qualified Offering, and (B) the remaining 15% of such additional Closing Buyer Shares shall be added to the number of Holdback Buyer Shares; and (ii) all references to the VWAP Price pursuant to the Purchase Agreement shall instead be deemed to be references to the Offering Price.

At the Closing, pursuant to an escrow agreement, AGFY deposited with the escrow agent (i) $4,500,000 into an indemnity escrow account, and (ii) $2,500,000 into an adjustment escrow account.

Except as otherwise provided in the Purchase Agreement, (i) the indemnity escrow amount shall be retained by the escrow agent until eighteen (18) months following the Closing Date for the purpose of securing the Members’ indemnification and any true-up payment obligations set forth in the Purchase Agreement, and (ii) the adjustment escrow amount shall be retained by the escrow agent until such time as required to be distributed pursuant to the Purchase Agreement, for the purpose of securing payment of any true-up payment to AGFY.

The Purchase Agreement includes customary post-closing adjustments, representations and warranties and covenants of the parties. The Members may become entitled to additional shares of AGFY common stock (the “True-Up Buyer Shares”) and cash (collectively, the “Aggregate True-Up Payment) based on the Eligible Net Revenues achieved by the Cascade and Precision businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by AGFY pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the Members, exceed Sixty-Five Million Dollars ($65,000,000).

Subject to certain customary limitations, (i) the Members will indemnify AGFY and its affiliates, officers, directors and other agents against certain losses related to, among other things, breaches of the Members’ and Sinclair’s representations and warranties, certain specified liabilities, pre-closing taxes and the failure to perform covenants or obligations under the Purchase Agreement, and (ii) AGFY will indemnify the Members and their respective affiliates, officers, directors and other agents against certain losses related to, among other things, breaches of AGFY’s representations and warranties and the failure to perform covenants or obligations under the Purchase Agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about AGFY, Sinclair, Precision or Cascade. In particular, the representations, warranties and covenants contained in the Purchase Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in AGFY’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Purchase Agreement as characterizations of the actual state of facts or condition of AGFY, Sinclair, Precision or Cascade.

The foregoing summary of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Purchase Agreement Amendment, which are filed as Exhibits 2.1 and 2.2 hereto and which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The issuance of the shares of AGFY common stock pursuant to the Purchase Agreement was and will be exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is a copy of the press release issued on October 4, 2021 announcing the proposed transactions. Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

AGFY intends to use the attached presentation in meetings with shareholders commencing October 5, 2021. The presentation is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Plan of Merger and Equity Purchase Agreement, dated as of September 29, 2021, among the registrant, Sinclair Scientific, LLC, Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions, and each of the equity holders of Sinclair named therein

2.2	Amendment to the Plan of Merger and Equity Purchase Agreement, dated as of October 1, 2021, between the registrant and Sinclair Scientific, LLC

99.1**	Press Release dated October 4, 2021

99.2	Company Presentation dated October 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: October 4, 2021	By:	/s/ Niv Krikov
	Name:	Niv Krikov
	Title:	Chief Financial Officer

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